RESTATED BYLAWS

                                       OF

                           THE JENSEN PORTFOLIO, INC.

                             (An Oregon Corporation)


                                    ARTICLE 1

                   NAME OF CORPORATION AND LOCATION OF OFFICES

Section 1.   Name.

             The name of the corporation is The Jensen Portfolio, Inc. (the "Corporation").

Section 2.   Principal Offices.

             The principal office of the Corporation in the state of Oregon shall be located in Portland, Oregon. The Corporation may, in addition, establish and maintain such other offices and places of business as the Board of Directors may, from time to time, determine.

                                    ARTICLE 2

                                  SHAREHOLDERS

Section 1.  Place of Meetings.

             All meetings of the shareholders shall be held at such place within the United States, whether within or outside the state of Oregon, as the Board of Directors shall determine, which shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

Section 2.   Annual Meeting.

             The Corporation shall not be required to hold an annual meeting by shareholders in any year in which the election of directors is not required to be acted upon under the Investment Company Act of 1940, as amended (the "1940 Act") or Section 4(b)(ii) of Article 3 of these Bylaws. If the Corporation holds a meeting of the shareholders to elect directors, the meeting shall be designated as the annual meeting of the shareholders for that year and shall be held at such time as the directors may determine. Any business of the Corporation may be


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transacted at the annual meeting without being specially designated in the notice except as otherwise provided by statute or by the Corporation's Articles of Incorporation or these Bylaws.


Section 3.   Special Meetings.

             (a) The Corporation shall hold a special meeting of shareholders upon the call of the President or the Board of Directors, or if the holders of at least 10 percent of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Secretary of the Corporation one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

             (b) The circuit court of the county where the Corporation's principal office is located, or, if the principal office is not in Oregon, where the registered office of the Corporation is or was last located, may summarily order a special meeting to be held upon the application of a shareholder of the Corporation who signed a valid demand for a special meeting if notice of the special meeting was not given within 30 days after the date the demand was delivered to the Corporation's Secretary or if the special meeting was not held in accordance with the notice.

Section 4.   Notice of Meetings.

             (a) The Corporation shall notify shareholders in writing of the date, time and place of each annual and special shareholder meeting not earlier than 60 days nor less than 10 days before the meeting date. Except as otherwise required by applicable law or the Articles of Incorporation, the Corporation is required to give notice only to shareholders entitled to vote at the meeting. Such notice is effective when mailed if it is mailed postage prepaid and is correctly addressed to the shareholder's address shown in the Corporation's current record of shareholders. Except as otherwise required by applicable law or by the Articles of Incorporation, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called. Notice of a special meeting shall include a description of the purpose or purposes for which the meeting is called.

             (b) If an annual or special shareholder meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is fixed, or is required by law to be fixed, notice of the adjourned meeting shall be given to persons who are shareholders as of the new record date. A determination of shareholders entitled to notice of or to vote at a shareholder meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.


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             (c) A shareholder's attendance at a meeting waives objection to (i)
lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (ii) consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

             (d) A shareholder may at any time waive any notice required by law, the Articles of Incorporation or these Bylaws. Except as otherwise provided in paragraph (c) of Section 4 of this Article 3, the waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

Section 5.   Quorum.

             (a) The presence at any shareholder meeting, in person or by proxy, of shareholders entitled to cast a majority of the votes shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by statute, by the Corporation's Articles of Incorporation or by these Bylaws. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

             (b) In the absence of a quorum, the holders of a majority of shares entitled to vote at the meeting and present in person or by proxy or, if no shareholder entitled to vote is present in person or by proxy, any officer present entitled to preside or act as Secretary of such meeting may adjourn the meeting from time to time until a quorum exists. Any business that might have been transacted at the original meeting may be transacted at any adjourned meeting if a quorum is present.

Section 6.   Voting Rights.

             (a) The persons entitled to receive notice of and to vote at any shareholder meeting shall be determined from the records of the Corporation on the close of business on the day before the mailing of the notice or on such other date not more than 70 nor less than 10 days before such meeting as may be fixed in advance by the Board of Directors.

             (b) Except as otherwise provided in the Articles of Incorporation, or as required by the 1940 Act or by other applicable law, each outstanding share is entitled to one vote on each matter voted on at a shareholder meeting.

             (c) Except as otherwise provided in the Articles of Incorporation or in the 1940 Act or any other applicable law, if a quorum exists, action on a matter, other than the election of directors, by a voting group shall be approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action.


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             (d) Directors shall be elected by a plurality of the votes cast by holders of the shares entitled to vote in the election at a meeting at which a quorum is present.

Section 7.   Voting of Shares by Certain Holders.

             (a) If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of a shareholder, the Corporation, if acting in good faith, is entitled to accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder. If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of a shareholder, the Corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder if:

                  (i) The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

                  (ii) The name signed purports to be that of an administrator, executor, guardian or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to the vote, consent, waiver or proxy appointment;

                  (iii) The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the vote, consent, waiver or proxy appointment;

                  (iv) The name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver or proxy appointment; or

                  (v) Two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.

             (b) Shares of the Corporation are not entitled to be voted if (i) they are owned, directly or indirectly, by another domestic or foreign corporation, and (ii) the Corporation owns, directly or indirectly, a majority of the shares entitled to be voted for directors of such other corporation. This paragraph does not limit the power of a corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

             (c) Any redeemable shares that the Corporation may issue are not entitled to be voted after notice of redemption is mailed to the holders and a sum sufficient to redeem the


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shares has been deposited with a bank, trust company or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

Section 8.   Proxies.

             A shareholder may vote shares either in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by the shareholder's attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent of the Corporation authorized to tabulate votes. An appointment is valid for 11 months unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

Section 9.   Shareholder Lists.

             (a) After fixing a record date for a meeting, the Corporation shall prepare an alphabetical list of the names of all of its shareholders who are entitled to notice of the meeting. The list shall be arranged by voting group, and within each voting group, by class or series of shares and show the address of and the number of shares held by each shareholder.

             (b) The shareholder list shall be available for inspection by any shareholder, beginning two business days after notice of the meeting for which the list was prepared is given and continuing through the meeting. Such list shall be kept on file at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, or the shareholder's agent or attorney, shall be entitled on written demand to inspect and, subject to the requirements of law, to copy the list during regular business hours and at the shareholder's expense during the period it is available for inspection.

             (c) The Corporation shall make the shareholder list available at the meeting, and any shareholder, or the shareholder's agent or attorney, is entitled to inspect the list at any time during the meeting or any adjournment.

             (d) Refusal or failure to prepare or make available the shareholder list does not affect the validity of action taken at the meeting.

                                    ARTICLE 3

                               BOARD OF DIRECTORS

Section 1.   Powers.

             The Corporation shall have a Board of Directors. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be


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managed under the direction of, the Board of Directors, subject to any limitation set forth in the Articles of Incorporation.

Section 2.   Number and Qualifications.

             The number of directors of the Corporation shall be not fewer than three nor more than ten directors, as specified from time to time by resolution of a majority of the entire Board of Directors, provided that, at all times after the completion of the Corporation's organizational matters, at least one director shall be a person who is not an interested person of the Corporation, as defined in the 1940 Act, and who is not an officer or employee of the Corporation. If at any time the Corporation does not satisfy the conditions of
Section 10(d) of the 1940 Act, or any successor provision, at least 40 percent of the Corporation's directors shall be persons who are not interested persons of the Corporation, as defined in the 1940 Act. Directors need not be residents of the state of Oregon or shareholders of the Corporation.

Section 3.   Tenure in Office.

             Each director shall hold office until the director's successor is duly elected and qualifies, or until the director's death, or until the director resigns or shall have been removed in a manner provided for in the Articles. Subject to paragraph (c) of Section 4 of this Article 3, a director's term of office shall begin immediately after election.

Section 4.   Vacancies.

             (a) A vacancy in the Board of Directors shall exist upon the death, resignation or removal of any director or upon an increase in the number of directors.

             (b) Except as otherwise provided by the Articles of Incorporation, if a vacancy occurs on the Board of Directors:

                  (i) The shareholders may fill the vacancy, provided that the Board of Directors has not already done so; or

                  (ii) The Board of Directors may fill the vacancy, provided the shareholders have not already done so and provided, further, that immediately after filling such vacancy at least two-thirds of the directors then holding office shall have been elected to such office by the shareholders of the Corporation. If, at any time, less than a majority of the directors of the Corporation holding office at that time were elected by the shareholders, a meeting of the shareholders shall be held promptly and in any event within 60 days for the purpose of electing directors to fill any existing vacancies, unless the Securities and Exchange Commission ("SEC") or any court of competent jurisdiction shall by order extend such period.


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             (c) A vacancy that will occur at a specific later date, by reason of a resignation effective at the later date or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

Section 5.   Resignation of Directors.

             A director may resign at any time by delivering written notice to the Board of Directors, its chairperson or the Corporation. Unless the notice specifies a later effective date, a resignation is effective at the earliest of the following: (a) when received; (b) five days after its deposit in the United States mail, as evidenced by the postmark, if mailed postage prepaid and correctly addressed; or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested and the receipt is signed by or on behalf of the addressee. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors.

Section 6.   Removal of Directors.

             The shareholders may remove one or more directors with or without cause unless the Articles of Incorporation provide that the directors may be removed only for cause. A director may be removed by the shareholders only at a meeting called for the purpose of removing the director and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director.

Section 7.   Annual, Regular and Special Meetings.

             (a) The Board of Directors may hold regular or special meetings in or out of the state of Oregon.

             (b) Annual meetings of the Board of Directors shall be held without notice immediately following the adjournment of the annual meetings of the shareholders.

             (c) Except as otherwise provided by the Articles of Incorporation, regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting. The Board of Directors may fix, by resolution, the time and place for the holding of regular meetings.

             (d) Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the President, by the Secretary or by any director. The person or persons who call a special meeting of the Board of Directors may fix the time and place of the special meeting.


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
Section 8.   Notice of Special Meetings.

             (a) Unless the Articles of Incorporation provide for a longer or shorter period, special meetings of the Board of Directors shall be preceded by at least 24 hours' notice of the date, time and place of the meeting. The notice need not describe the purpose of the special meeting unless required by the Articles of Incorporation. The notice shall be given orally, either in person or by telephone, or shall be delivered in writing, either personally, by mail or by telegram. If in writing, such notice is effective at the earliest of the following: (i) when received; (ii) five days after its deposit in the United States mail, as evidenced by the postmark, if it is mailed postage prepaid and is correctly addressed to the director's address shown in the Corporation's records; or (iii) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. If given orally, such notice is effective when communicated.

             (b) A director's attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director's arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

             (c) A director may at any time waive any notice required by law, the Articles of Incorporation or these Bylaws. Except as otherwise provided in paragraph (b) of Section 8 of this Article 3, the waiver shall be in writing, shall be signed by the director entitled to the notice, shall specify the meeting for which notice is waived and shall be filed with the minutes or appropriate records.

             (d) Notice of the time and place of holding an adjourned meeting need not be given if such time and place are fixed at the meeting adjourned.

Section 9.   Quorum and Voting.

             (a) At all meetings of the Board of Directors, the presence of a majority of the directors in office shall constitute a quorum for the transaction of business, provided, however, that where the 1940 Act or any other applicable law requires a different quorum, including a number of directors who are not interested persons as defined in the 1940 Act to transact business of a specific nature, the number or classification of directors so required shall constitute a quorum for the transaction of such business. A majority of the directors present, in the absence of a quorum, may adjourn from time to time but may not transact any business.

             (b) If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors unless the Articles of Incorporation require the vote of a greater number of directors.

             (c) A director of the Corporation who is present at a meeting of the Board of Directors, or is present at a meeting of a committee of the Board of Directors, when corporate


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action is taken, is deemed to have assented to the action taken unless (i) the director objects at the beginning of the meeting, or promptly upon the director's arrival, to holding the meeting or transacting business at the meeting, (ii) the director's dissent or abstention from the action taken is entered in the minutes of the meeting, or (iii) the director delivers written notice of dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 10.  Compensation of Directors.

             The Board of Directors may, by resolution, provide that the directors be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and provide that directors be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation for that service.

                                    ARTICLE 4

                                   COMMITTEES

Section 1.   Appointment.

             Subject to applicable law, the provisions of the Articles of Incorporation and these Bylaws, the Board of Directors may appoint such committees as may be necessary from time to time, consisting of such number of its members and shall have such powers as the Board may designate. Each such committee shall have two or more members, who serve at the pleasure of the Board of Directors.

Section 2.   Actions of Committees; Governing Procedures.

             All actions of a committee shall be reflected in minutes to be kept of such meetings and reported to the Board of Directors at the next succeeding meeting thereof. The provisions of Article 4 governing meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors apply to committees and their members as well.

Section 3.   Executive Committee.

             An executive committee may be appointed by the Board of Directors pursuant to the foregoing paragraphs. When appointed, the executive committee shall have the power to exercise all authority of the Board of Directors, except that the executive committee may not:

                  (i) Authorize distributions;


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                  (ii) Approve or propose to shareholders actions that are
     required by law to be approved by shareholders;

                  (iii) Fill vacancies on the Board of Directors or on any of its committees;

                  (iv) Amend the Articles of Incorporation;

                  (v) Adopt, amend or repeal the Bylaws;

                  (vi) Approve a plan of merger not requiring shareholder approval;

                  (vii) Authorize or approve a reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or

                  (viii) Authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee or a senior executive officer of the Corporation to do so within limits specifically prescribed by the Board of Directors.

                                    ARTICLE 5

                                    OFFICERS

Section 1.   Designation; Election.

             (a) The officers of the Corporation shall be a President, a Secretary and such other officers and assistant officers as the Board of Directors shall from time to time appoint, none of whom need be members of the Board of Directors. The officers shall be elected by, and hold office at the pleasure of, the Board of Directors. A duly appointed officer may appoint one or more officers or assistant officers if such appointment is authorized by the Board of Directors. The same individual may simultaneously hold more than one office in the Corporation.

             (b) A vacancy in any office because of death, resignation, removal or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

Section 2.   Compensation and Term of Office.

             (a) The compensation and term of office of all the officers of the Corporation shall be fixed by the Board of Directors.


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             (b) The Board of Directors may remove any officer at any time, either with or without cause.

             (c) Any officer may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless the notice specifies a later effective date, a resignation is effective at the earliest of the following: (i) when received; (ii) five days after its deposit in the United States mail, as evidenced by the postmark, if mailed postage prepaid and correctly addressed; or (iii) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested and the receipt is signed by or on behalf of the addressee. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date, if the Board of Directors provides that the successor shall not take office until the effective date.

             (d) This section shall not affect the rights of the Corporation or any officer under any express contract of employment.

Section 3.   President.

             The President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and affairs of the Corporation. The President shall be ex officio a member of all the standing committees of the Board of Directors (including the executive committee, if any), and shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers or duties as may be prescribed by the Board of Directors or these Bylaws.

Section 4.   Vice Presidents.

             The Vice Presidents, if any, shall perform such duties as the Board of Directors prescribes. In the absence or disability of the President, the President's duties and powers shall be performed and exercised by a senior Vice President, as designated by the Board of Directors.

Section 5.   Secretary.

             (a) The Secretary shall keep or cause to be kept at the principal office, or such other place as the Board of Directors may order, a book of minutes of all meetings of directors and shareholders showing the time and place of the meeting, whether the meeting was regular or special and, if a special meeting, how authorized, the notice given, the names of those present at director meetings, the number of shares present or represented at shareholder meetings and the proceedings thereof.


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             (b) The Secretary shall keep or cause to be kept, at the principal office or at the office of the Corporation's transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates, if any, issued for such shares and the number and date of cancellation of certificates, if any, surrendered for cancellation.

             (c) The Secretary shall give or cause to be given such notice of the meetings of the shareholders and of the Board of Directors as is required by these Bylaws. If the Corporation elects to have a seal, the Secretary shall keep the seal and affix it to all documents requiring a seal. The Secretary shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

Section 6.   Treasurer.

             The Treasurer, if any, shall be responsible for the funds of the Corporation, shall pay them out only on the checks of the Corporation signed in the manner authorized by the Board of Directors, shall deposit and withdraw such funds in such depositories as may be authorized by the Board of Directors, and shall keep full and accurate accounts of receipts and disbursements in books maintained at the Corporation's principal offices.

Section 7.   Assistants.

             The Board of Directors may appoint or authorize the appointment of assistants to the Secretary or Treasurer, or both. Such assistants may exercise the powers of the Secretary or Treasurer, as the case may be, and shall perform such duties as are prescribed by the Board of Directors.

Section 8.   Surety Bonds.

             The Board of Directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the 1940 Act and the rules and regulations of the SEC) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of the officer's or agent's duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation's property, funds or securities that may come into his or her hands.


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
                                    ARTICLE 6

                   CORPORATE RECORDS AND REPORTS - INSPECTION

Section 1.   Records.

             The Corporation shall maintain all records required by law. All such records shall be kept at its principal office, registered office or at any other place designated by the President of the Corporation, or as otherwise provided by applicable law.

Section 2.   Inspection of Records.

             The records of the Corporation shall be open to inspection by the shareholders or the shareholders' agents or attorneys in the manner and to the extent required by applicable law.

Section 3.   Checks, Drafts, Etc.

             All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as may be determined from time to time by resolution of the Board of Directors.

Section 4.   Execution of Documents.

             The Board of Directors may, except as otherwise provided in these Bylaws, authorize any officer or agent of the Corporation to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, or unless inherent in the authority vested in the office under the provisions of these Bylaws, no officer, agent or employee of the Corporation shall have any power or authority to bind the Corporation by any contract or engagement, or to pledge its credit, or to render it liable for any purpose or for any amount.

                                    ARTICLE 7

                                  CAPITAL STOCK

Section 1.   Certificates of Stock.

             The interest of each shareholder of the Corporation shall be evidenced by an entry in the stock transfer records of the Corporation. Unless the Board of Directors specifies otherwise, certificates representing shares of stock of the Corporation will not be issued. Any certificates issued for shares of stock shall be in such form as the Board of Directors may, from time to time, prescribe. No certificate shall be valid unless it is signed, either manually or in


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facsimile, by the President or a Vice President and by the Secretary or an
Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation. Certificates may bear the corporate seal, if any, or its facsimile.

Section 2.   Transfer of Shares.

             Shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his or her duly authorized attorney or legal representative upon surrender and cancellation of a certificate or certificates for the same number of shares of the same class, duly endorsed or accompanied by proper instruments of assignment and transfer, if certificates were issued; or upon written request in proper form by the shareholder to the Corporation or its transfer agent, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. The shares of stock of the Corporation may be freely transferred, and the Board of Directors may, from time to time, adopt rules and regulations with reference to the method of transfer of the shares of stock of the Corporation.

Section 3.   Stock Ledgers.

             The stock ledgers of the Corporation, containing the names and addresses of the shareholders and the number of shares held by them respectively, shall be kept at the principal offices of the Corporation or at the offices of the transfer agent of the Corporation.

Section 4.   Transfer Agents and Registrars.

             The Board of Directors may, from time to time, appoint or remove transfer agents and/or registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made, all certificates representing shares of capital stock thereafter issued, if any, shall be countersigned by one of such transfer agents or by one of such registrars of transfers or by both and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only one countersignature by such person shall be required.

Section 5.   Fixing of Record Date.

             The Board of Directors may close the transfer books of the Corporation for a period not exceeding 70 days nor less than 10 days preceding any annual or special meeting of the shareholders or the day appointed for the payment of a dividend. In lieu of closing the transfer books, the Board of Directors may fix in advance a date as a record date for the determination of the shareholders entitled to notice of or to vote at any shareholder meeting or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action; provided that (1) such record date shall be within 70 days prior to the date on which the particular action requiring such determination will be taken, (2) the transfer books shall not be closed for a period longer than 70 days, and (3) in the case of a meeting of shareholders, the record date or any closing of the transfer books shall be at least 10 days before the date of the meeting.

Section 6.   Lost, Stolen, or Destroyed Certificates.

             Before issuing a new certificate for stock of the Corporation alleged to have been lost, stolen or destroyed, the Board of Directors or any officer duly authorized by the Board may, in its discretion, require the owner of the lost, stolen or destroyed certificate (or the owner's legal representative) to give the Corporation a bond or other indemnity, in such form and in such amount as the Board or any such officer may direct and with such surety or sureties as may be satisfactory to the Board or any such officer, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                    ARTICLE 8

                           FISCAL YEAR AND ACCOUNTANT

Section 1.   Fiscal Year.

             The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

Section 2.   Accountant.

             The Corporation shall employ an independent public accountant or a firm of independent public accountants as its Accountant to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation. The Accountant's certificates and reports shall be addressed both to the Board of Directors and to the shareholders. The employment of the Accountant shall be conditioned upon the right of the Corporation to terminate the employment forthwith, without any penalty, by vote of a majority of the outstanding voting securities, as defined in the 1940 Act, at any shareholder meeting called for that purpose.

             A majority of the members of the Board of Directors who are not interested persons of the Corporation (as such term is defined in the 1940 Act) shall select the Accountant by a vote, cast in person, at any meeting held within 30 days before or after the beginning of the fiscal year of the Corporation or before any annual shareholder meeting held that year; provided, however, that, if the Corporation does not hold an annual shareholder meeting during a particular fiscal year, the meeting of the Board of Directors to select the Accountant may be held within 30 days before or 90 days after the beginning of that fiscal year. Such selection shall be submitted for ratification or rejection at the next succeeding annual shareholder meeting, if such meeting be held. If the Corporation's shareholders shall reject such selection, the

Accountant shall be selected by majority vote of the Corporation's outstanding voting securities, as defined in the 1940 Act, either at the meeting at which the rejection occurred or at a subsequent meeting of shareholders called for that purpose.

             Any vacancy occurring between annual meetings, due to the resignation of the Accountant, may be filled by the vote of a majority of the members of the Board of Directors, cast in person, who are not interested persons of the Corporation, as such term is defined in the 1940 Act.

                                    ARTICLE 9

                              CUSTODY OF SECURITIES


Section 1.   Employment of Custodian.

             All assets of the Corporation shall be held by one or more custodian banks or trust companies meeting the requirements of the 1940 Act, and having capital, surplus and undivided profits of at least $1,000,000, and the assets of the Corporation may be registered in the name of the Corporation, or any such custodian, or a nominee of either of them. The terms of any custodial agreement shall be determined by the Board of Directors, which terms shall be in accordance with the provisions of the 1940 Act.

             Subject to such rules, regulations and orders as the SEC may adopt, the Corporation may direct a custodian to deposit all or any part of the securities owned by the Corporation in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the SEC, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Corporation or the custodian.

                                   ARTICLE 10

                        INVESTMENT AND OTHER RESTRICTIONS

             In general, the Corporation shall be governed by the investment policies set forth in the current Prospectus and Statement of Additional Information.

             The Corporation has adopted the following restrictions on its activities as fundamental investment policies, which may not be changed without approval by a majority vote of the Company's outstanding securities, as defined in the 1940 Act. The Corporation may not:

             (1) At the close of any fiscal quarter, have less than 50 percent of its total assets represented by (i) cash and cash equivalents permitted by
Section 851 of the Internal Revenue Code of 1986 and government securities and
(ii) other securities limited, in respect of any one issuer, to an amount not greater in value than 5 percent of the value of the total assets of the Corporation and to not more than 10 percent of the outstanding voting securities of such issuer.

             (2) Retain more than 10 percent of its assets in "Cash or Cash Equivalents" (as defined below), except that the proceeds of any newly-issued shares of the Corporation may be retained in Cash or Cash Equivalents for up to 30 days after receipt.

             (3) Invest in any assets that are not either Cash or Cash Equivalents or "Eligible Equity Securities" (as defined below).

                  (a) The term "Cash or Cash Equivalents" is limited to cash held by the custodian of the Corporation's assets, FDIC-insured bank deposits, United States Treasury bills of less than 90 days' maturity, commercial paper of less than 30 days' maturity that is rated P-1 by Moody's Investment Services, Inc. ("Moody's") or A-1 by Standard & Poor's Corporation ("S&P"), and demand notes that are issued by corporations whose commercial paper is rated P-1 or A-1.

                  (b) The term "Eligible Equity Securities" is limited to the following securities, which must be issued by companies that, at the time the security is purchased by the Corporation, satisfy the investment criteria described in the then current Prospectus of the Corporation:

                       (i) Common stock that is registered under the Securities Exchange Act of 1934 (the "1934 Act") and is traded on a major United States stock exchange or through the NASDAQ National Market System. To qualify as an Eligible Equity Security, common stock must be voting stock and, in the event of the issuer's dissolution, the common stock must be entitled to its proportionate share of the shareholders' equity or net worth of the issuer remaining after payment of any required preferences to other outstanding classes of its equity securities.

                       (ii) Convertible debt securities and convertible preferred stock that are registered under the 1934 Act and are traded on a major United States stock exchange or through the NASDAQ National Market System, provided that the owner has the right, at the owner's option, to convert the debt securities or preferred stock into common stock that satisfies all the requirements of subsection (i) immediately above, at a specified conversion rate or price.

                       (iii) American Depository Receipts ("ADRs") for the common stock of foreign corporations, provided the ADRs are issued in sponsored programs, registered under the 1934 Act, and traded on a major United States stock exchange or through the NASDAQ National Market System.

             (4) Invest 25 percent or more of the Corporation's total assets in any one industry.

             (5) Borrow money to invest in securities or for any other purpose, except that the Investment Adviser to the Corporation may advance funds to the Corporation to pay organizational expenses and certain other expenses of the Corporation, as disclosed in the Corporation's Prospectus.

             (6) Purchase securities on margin, except such short-term credits as are standard in the industry for the clearance of transactions.

             (7) Make short sales of securities or maintain a short position.

             (8) Lend portfolio securities.

             (9) Make loans to any person or entity, except that the Corporation may, consistent with its investment objectives and policies, invest in: (a) publicly traded debt securities that qualify as Eligible Equity Securities; (b) commercial paper of less than 30 days' maturity that is rated P-1 by Moody's or A-1 by S&P; and (c) demand notes that are issued by corporations whose commercial paper receives such ratings, even though the investment in such obligations may be deemed to be the making of loans.

             (10) Invest in, or engage in transactions involving, real estate or real estate mortgage loans; commodities or commodities contracts, including futures contracts; oil, gas or other mineral exploration or development programs; or option contracts.

             (11) Invest in any security that would expose the Corporation to unlimited liability.

             (12) Underwrite the securities of other issuers, or invest in restricted or illiquid securities.

             (13) Invest in securities of other investment companies.

             (14) Issue any senior securities.

             (15) Change the investment policies set forth in the Corporation's then current Prospectus and Statement of Additional Information, unless at least 30 days before the effective date of any change the Corporation shall mail to all shareholders a document describing each policy change and the reasons for each change; provided, however, that the policies set forth in subparagraphs (1) through (14) immediately above may only be changed with shareholder approval.

                                   ARTICLE 11

                               GENERAL PROVISIONS

Section 1.   Seal.

             If the Corporation elects to have a corporate seal, the seal shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of its incorporation.

Section 2.   Amendment of Bylaws.

             (a) Except as otherwise provided by applicable law or by the Articles of Incorporation, the Board of Directors may amend or repeal these Bylaws unless:

                  (i) The Articles of Incorporation or applicable law reserve this power exclusively to the shareholders in whole or in part; or

                  (ii) The shareholders in amending or repealing a particular Bylaw provide expressly that the Board of Directors may not amend or repeal that Bylaw.

             (b) The Corporation's shareholders may amend or repeal these Bylaws even though these Bylaws may also be amended or repealed by the Board of Directors.

             (c) Whenever an amendment or new Bylaw is adopted, it shall be copied in the minute book with the original Bylaws in the appropriate place. If any Bylaw is repealed, the fact of repeal and the date on which the repeal occurred shall be stated in such book and place.

Section 3.   Action Without a Meeting.

             (a) Action required or permitted by law to be taken at a shareholder meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action shall be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Action taken under this section is effective when the last shareholder signs the consent, unless the consent specifies an earlier or later effective date. If not otherwise determined by law, the record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs the consent. A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

             (b) Except as otherwise provided by the Articles of Incorporation or these Bylaws, action required or permitted by law to be taken at a meeting of the Board of Directors, or at a meeting of a committee of the Board of Directors, may be taken without a meeting if the action is taken by all members of the Board or of the committee, whichever applies. The action shall be evidenced by one or more written consents describing the action taken, signed by each director or committee member and filed with the corporate records reflecting the action taken. Action taken under this section is effective when the last director or committee member signs the consent, unless the consent specifies an earlier or later effective date. A consent signed under this section has the effect of a meeting vote and may be described as such in any document. Notwithstanding the foregoing, the Investment Advisory and Service Contract between the Corporation and the investment adviser to the Corporation shall not be approved by the method described in this Section 3(b).

Section 4.   Telephonic Meetings.

             Except as otherwise provided by the Articles of Incorporation, the Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through, use of any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means shall be deemed to be present in person at the meeting. Notwithstanding the foregoing, the Investment Advisory and Service Contract between the Corporation and the investment adviser to the Corporation shall not be approved by the method described in this Section 4.


                                   ARTICLE 12

                                 INDEMNIFICATION

Section 1.   Directors and Officers.

             The Corporation shall indemnify to the fullest extent permitted by law, any person who is made, or threatened to be made, a party to or witness in, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including any action, suit or proceeding by or in the right of the Corporation) by reason of the fact that:

                  (i) the person is or was a director or officer of the Corporation or any of its subsidiaries;

                  (ii) the person is or was serving as a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Corporation or any of its subsidiaries; or

                  (iii) the person is or was serving, at the request of the Corporation or any of its subsidiaries, as a director, officer, employee, agent or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise.

             Notwithstanding any contrary provision in these Bylaws, this
Article 12 does not protect any director or officer of the Corporation against any liability to the Corporation or its shareholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Section 2.   Employees and Other Agents.

             The Corporation may indemnify its employees and other agents to the fullest extent permitted by law.

Section 3.   Advances of Expenses.

             (a) The expenses incurred by a director or officer in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise, which the director or officer is made or threatened to be made a party to or witness in, or is otherwise involved in, shall be paid by the Corporation in advance upon written request of the director or officer, if the director or officer:

                  (i) furnishes the Corporation a written affirmation of his or her good faith belief that he or she is entitled to be indemnified by the Corporation; and

                  (ii) furnishes the Corporation a written undertaking to repay such advance to the extent that it is ultimately determined by a court that he or she is not entitled to be indemnified by the Corporation. Such advances shall be made without regard to the person's ability to repay such expenses and without regard to the person's ultimate entitlement to indemnification under this Article 12 or otherwise.

Section 4.   Nonexclusivity of Rights.

             The rights conferred on any person by this Article 12 shall be in addition to any rights to which a person may otherwise be entitled under any articles of incorporation, bylaw, agreement, statute, policy of insurance, vote of shareholders or Board of Directors, or otherwise.

Section 5.   Survival of Rights.

             The rights conferred on any person by this Article 12 shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation; and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 6.   Amendments.

             Any repeal or modification of this Article 12 shall be prospective only and no repeal or modification of this Article 12 shall adversely affect any right or protection that is based upon this Article 12 and pertains to an act or omission that occurred prior to the time of such repeal or modification.

                                   ARTICLE 13

                        LIMITATION OF DIRECTOR LIABILITY

             To the fullest extent permitted by law, no director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director. For example, without limiting the generality of the foregoing, if the Oregon Revised Statutes are amended, after this Article 13 becomes effective, to authorize corporate action further eliminating or limiting the personal liability of directors of the Corporation, then the liability of directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the Oregon Revised Statutes, as so amended. No amendment or repeal of this Article 13, nor the adoption of any provision of these Bylaws inconsistent with this Article 13, nor a change in the law, shall adversely affect any right or protection that is based upon this
Article 13 and pertains to conduct that occurred prior to the time of such amendment, repeal, adoption or change. No change in the law shall reduce or eliminate the rights and protections set forth in this Article 13 unless the change in the law specifically requires such reduction or elimination.

                                   ARTICLE 14

                      TRANSACTIONS BETWEEN CORPORATION AND
                              INTERESTED DIRECTORS

Section 1.   Validity of Transaction.

             (a) No transaction involving the Corporation shall be voidable by the Corporation solely because of a director's direct or indirect interest in the transaction if:

                  (i) The material facts of the transaction and the director's interest were disclosed or known to the Board of Directors or a committee of the Board of Directors, and the Board of Directors or committee authorized, approved or ratified the transaction;

                  (ii) The material facts of the transaction and the director's interest were disclosed or known to the shareholders entitled to vote and a majority of those shareholders authorized, approved or ratified the transaction; or

                  (iii) The transaction was fair to the Corporation.

             (b) This Article 14 shall not invalidate any contract, transaction or determination that would otherwise be valid under applicable law.

Section 2.   Indirect Interest.

             Solely for purposes of this Article 14, a director of the Corporation has an indirect interest in a transaction if:

             (a) Another entity in which the director has a material financial interest or in which the director is a general partner is a party to the transaction; or

             (b) Another entity of which the director is a director, officer or trustee is a party to the transaction and the transaction is or should be considered by the Board of Directors.

Section 3.   Authorization by Board.

             For purposes of Section 1 of this Article 14, a transaction in which a director has an interest is authorized, approved or ratified by the Board of Directors if it receives the affirmative vote of a majority of the directors on the Board of Directors, or on the committee, who have no direct or indirect interest in the transaction. A transaction may not be authorized, approved or ratified under this Article 14 by a single director. If a majority of the directors who have no direct or indirect interest in the transaction vote to authorize, approve or ratify the transaction, a quorum shall be present for the purpose of taking action under this Article 14. The presence of, or a vote cast by, a director with a direct or indirect interest in the transaction shall not affect the validity of any action taken under Section 1 of this Article 14 by the Board of Directors or a committee thereof, if the transaction is otherwise authorized, approved or ratified as provided in Section 1 of this
Article 14.

Section 4.   Authorization by Shareholders.

             For purposes of Section 1 of this Article 14, a transaction in which a director has an interest is authorized, approved or ratified if it receives the vote of a majority of the shares entitled to be counted under this
Article 14, voting as a single voting group. Shares owned by or voted under the control of a director who has a direct or indirect interest in the transaction, and shares owned by or voted under the control of any entity described in paragraph (a) of Section 2 of this Article 14 may be counted in a vote of shareholders to determine whether to authorize, approve or ratify a transaction by vote of the shareholders under Section 1 of this Article 14. A majority of the shares, whether or not present, that are entitled to be counted in a vote on the transaction under this Article 14 constitutes a quorum for the purpose of taking action under this Article 14.


             Adopted by the Board of Directors on July 7, 1995.


                                       24